SECOND AMENDMENT TO THE
CARRIER GLOBAL CORPORATION 2020 LONG-TERM INCENTIVE PLAN

The Carrier Global Corporation 2020 Long-Term Incentive Plan, effective April 3, 2020 (the “Plan”), of Carrier Global Corporation, a Delaware corporation (the “Company”), is hereby amended, effective as of the Amendment Effective Date (as defined below), as follows:

1.Amendment to Section 3(a) of the Plan. Section 3(a) of the Plan is hereby deleted and replaced in its entirety with the following:

(a)    Authorized Shares. The maximum number of Shares that may be issued pursuant to Awards granted under this Plan from the Effective Date shall be 107,000,000 which includes Shares subject to Assumed Spin-Off Awards. The maximum number of shares that may be issued pursuant to Incentive Stock Options under this Plan shall be 90,000,000. Shares issued under this Plan may be authorized and unissued Shares, treasury Shares, or Shares purchased in the open market or otherwise, at the sole discretion of the Committee. Each Share issued pursuant to a Full-Value Award will result in a reduction of the number of Shares available for issuance under this Plan by 2 Shares. Each Share issued pursuant to a Stock Option or Stock Appreciation Right will result in a reduction of the number of Shares available for issuance under this Plan by one Share.

2.Effectiveness. In accordance with the Plan, the effectiveness of this Second Amendment to the Plan (this “Amendment”) is subject to the approval of the Company’s shareholders at the Company’s 2025 annual general meeting of shareholders (the date of such approval, the “Amendment Effective Date”). For the avoidance of doubt, if shareholder approval is not obtained, then this Amendment shall be void ab initio and of no force and effect.

3.Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

4.Effect on the Plan. This Amendment shall not constitute a waiver, amendment or modification of any provision of the Plan not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Plan are and shall remain in full force and effect and are hereby ratified and confirmed. On and after the Amendment Effective Date, each reference in the Plan to “this Plan,” “herein,” “hereof,” “hereunder” or words of similar import shall mean and be a reference to the Plan as amended hereby. To the extent that a provision of this Amendment conflicts with or differs from a provision of the Plan, such provision of this Amendment shall prevail and govern for all purposes and in all respects.

IN WITNESS WHEREOF, the undersigned, being authorized by the Board of Directors of the Company (the “Board”) to execute this Amendment, as evidenced by the approval and adoption of this Amendment by the Board, has executed this Amendment.

CARRIER GLOBAL CORPORATION

By: /s/ Erin O'Neal
Name: Erin O'Neal
Title: Corporate Secretary